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                                                                   EXHIBIT 10.12




                               AGREEMENT BETWEEN
                        TOYOTA MOTOR SALES, U.S.A., INC.
                                      AND
                            GROUP 1 AUTOMOTIVE, INC.


Agreement, dated _____________,1997, entered between Group Automotive, Inc., a Delaware corporation, with its principal place of business at 950 Echo Lane, Houston, TX 77024, ("Group 1") and Toyota Motor Sales, U.S.A., Inc. ("TMS"), a California corporation, with its principal place of business at 19001 South Western Avenue, Torrance, CA, 90509.

WHEREAS, Group 1 is currently the owner, directly or through its Affiliates (as defined in Paragraph 1 below) of three (3) Toyota and one (1) Lexus automobile dealerships; and

WHEREAS, Group 1 may wish to acquire, directly or through an Affiliate, additional Toyota and Lexus dealerships; and

WHEREAS, Group 1 wants to issue stock in a public offering of securities anticipated to be traded on the New York Stock Exchange; and

WHEREAS, TMS has advised Group 1 of TMS' policy limiting the number of commonly owned or controlled, directly or through an Affiliate (as defined below), dealerships by a single entity, which is currently as follows:

A.       TOYOTA

                 A single entity shall not hold an ownership interest, directly or through an Affiliate, in more than: (a) the greater of one
                 (1) dealership or 20% of the Toyota dealer count in a "Metro" market ("Metro" markets are multiple Toyota dealership markets as defined by TMS); (b) the lesser of five (5) dealerships or 5% of the Toyota dealerships in any Toyota Region ("Toyota Region" currently includes nine TMS Regions, Central Atlantic Toyota, Southeast Toyota, and Gulf States Toyota); and (c) seven (7) Toyota dealerships nationally.

LEXUS

                 A single entity shall not hold an ownership interest, directly or through an Affiliate, in more than: (a) two (2) Lexus dealerships in any Area ("Area" currently includes Eastern, Southern, Central and Western); and (b) three (3) Lexus dealerships nationally.

         "Affiliate" of, or a person or entity "affiliated" with, a specified person or entity, means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified. For the purpose of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with" means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of securities, by contract or otherwise.
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B.       In order for an entity to acquire additional Toyota or Lexus dealerships, within the limits of this Agreement, each Toyota or Lexus dealership which it owns, directly or through an Affiliate, must: a) be in full compliance with all of the terms of its Dealer Agreement;
         b) meet all of the applicable Toyota or Lexus Market Representation policies and standards; and c) meet applicable performance criteria for the most recent twelve (12) month period.

C. In order to allow TMS sufficient time to evaluate performance at its existing dealerships, an entity may not acquire any additional Toyota or Lexus dealership within nine (9) months of its prior acquisition of a similar make dealership.

D. If the purchase of any Toyota or Lexus dealership would result in exceeding the limits set forth in Paragraph 1 above, TMS will reject a dealer's application for approval of the ownership transfer until such time as the dealer shall divest itself of the appropriate number of dealerships to bring it into compliance with the requirements of this Agreement.

WHEREAS, Group 1 and TMS are willing to resolve these issues in accordance with the terms set forth herein,

NOW THEREFORE, Group 1 and TMS agree as follows:

CHANGE IN OWNERSHIP OF GROUP 1

1. TMS shall have the right to approve any ownership or voting rights of Group 1 of twenty percent (20%) or greater by any individual or entity; PROVIDED HOWEVER, that if TMS reasonably determines that such individual or entity is unqualified to own a Toyota or Lexus dealership, or has interests incompatible with TMS, and such transfer is effected, Group 1 must, within ninety (90) days from the date of notification by TMS of its determination, either: a) transfer the assets of its Toyota and Lexus dealerships to a third party acceptable to TMS; b) voluntarily terminate its Toyota and Lexus Dealership Agreements; or c) demonstrate that such individual or entity in fact owns less that 20% of the outstanding shares of Group 1, or does not have 20% of the voting rights in Group 1.

OWNERSHIP OF CONTIGUOUS DEALERSHIPS

2. Group 1 shall not own contiguous dealerships (as that term is defined in the applicable Toyota or Lexus Dealer Agreement or policy) with common boundaries.

SEPARATE LEGAL ENTITIES FOR EACH TOYOTA AND LEXUS DEALERSHIP

3. Group 1 shall create separate legal entities for each Toyota and Lexus dealership which it owns, directly or through an Affiliate, shall obtain a separate motor vehicle license for each dealership, and shall maintain separate financial statements for each such dealership. Consistent with TMS policy, the name "Toyota" or "Lexus," as applicable shall appear in the d/b/a of each dealership.


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FACILITY STANDARDS

4. In no instance shall a Toyota or Lexus dealership or any department(s) thereof be dualled with any other brand without TMS' prior written approval.

GENERAL MANAGERS

5. Each Toyota and Lexus dealership owned or controlled by Group 1 shall have a qualified, approved (subject to the exception noted in Paragraph 6 below) General Manager. Each General Manager shall work at the Toyota or Lexus dealership premises, shall devote all of his/her efforts to the management of the dealership and shall have no other business interests or management responsibilities.

APPROVAL OF THE GENERAL MANAGER

6. Whenever Group 1 nominates a new General Manager candidate for a Toyota or Lexus dealership, TMS shall have the right to withhold a decision concerning approval or rejection of the candidate for a period of up to one year, at its sole discretion; PROVIDED, HOWEVER, that the candidate may operate in the capacity of General Manager until TMS has approved or rejected him/her.

LIMITATIONS ON THE AUTHORITY OF THE GENERAL MANAGER

7. Group 1 shall advise TMS of the limitations, by category and, where applicable, by specific action, on the authority of the General Manager regarding the operation of the dealership, and shall provide the name of the individual at Group 1 who has such authority with respect to each listed category or specific action, in accordance with Paragraph 8 below.

IDENTIFICATION OF GROUP 1 CONTACT OFFICIAL

8. Group 1 shall identify, in each Toyota and Lexus Dealer Agreement, the Group 1 executive (other than the General Manager of the dealership) who will respond directly to any Toyota or Lexus concerns regarding the operation or performance of the dealership, which executive will have full authority, in accordance with Group 1 management policies, to resolve issues raised by TMS in connection with the operation of the dealership.

SELLING TOYOTA AND LEXUS PRODUCTS

9. Group 1 shall make available to the customers at its Toyota and Lexus dealerships, all Toyota products, including vehicles, Genuine Parts and Accessories, retail financing (whether for purchases or leases) and extended service contracts.

REPRESENTATION ON TOYOTA AND LEXUS DEALER ORGANIZATIONS

10. No more than one representative each from the Toyota, and, separately, Lexus, dealerships owned, directly or through an Affiliate, by Group 1, may serve on the National Dealer





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         Council or any future Toyota or Lexus national board(s) which may be established, and no more than one representative each may serve on either a Regional or Area Dealer Council, or Toyota or Lexus Dealer Association Board of Directors.

DEALERSHIP PERSONNEL TRAINING

11. Group 1 shall not substitute training courses or certification programs of its own for those provided or sponsored by TMS without the prior approval of TMS.

PUBLIC OFFERING OF SECURITIES BY GROUP 1

12. TMS shall not object to a public offering of securities by Group 1 so long as the limitations on ownership of voting control of Group 1 contained in this agreement are not exceeded or breached in any way. In addition, TMS hereby approves the increase to 100% in equity interest in each Toyota and Lexus dealership in which subsidiaries of Group 1 now have a majority equity interest.

FINANCIAL DISCLOSURES

13. Group 1 shall provide TMS with copies of all information and materials filed with the Securities Exchange Commission, including, but not limited to, quarterly and annual financial statement filings, prospectuses and other materials related to Group 1.

PROSPECTUS DISCLAIMER AND INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

14. Group 1 shall place in its registration statement and its prospectus, as well as in any other document offering shares in Group 1 to public or private investors, the following disclaimer:

                 No Manufacturer (as defined in this Prospectus) has been involved, directly or indirectly, in the preparation of this Prospectus or in the Offering being made hereby. No Manufacturer has made any statements or representations in connection with the Offering or has provided any information or materials that were used in connection with the Offering, and no Manufacturer has any responsibility for the accuracy or completeness of this Prospectus.

Group 1 shall indemnify and hold harmless TMS pursuant to the terms of the Indemnification and Hold Harmless Agreement set forth in Attachment 1 to this Agreement.

SOLE AGREEMENT OF THE PARTIES

15. There are no prior agreements or understandings, either oral or written, between the Parties affecting this Agreement, except as otherwise specified or referred to in this Agreement. No change or addition to, or deletion of any portion of this Agreement shall be valid or binding upon the parties hereto unless approved in writing signed by an officer of each of the parties hereto.





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SEVERABILITY

16. If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Agreement will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it (they) cannot be so amended without materially affecting the tenor of the Agreement, then it (they) will be deemed deleted from this Agreement in such jurisdiction, and in either case, the remainder of the Agreement will be valid and binding.

NO IMPLIED WAIVERS

17. The failure of either party at any time to require performance by the other party of any provision herein shall in no way affect the right of such party to require such performance an any time thereafter, nor shall any waiver by any party of a breach of any provision herein constitute a waiver of any succeeding breach of the same or any other provision, nor constitute a waiver of the provision itself.

TMS POLICIES

18. This Agreement refers to certain policies and standards. Group 1 acknowledges that these policies and standards are prepared by TMS in its sole discretion based upon TMS' evaluation of the marketplace.
         TMS may reasonably amend its policies and standards from time to time.

APPLICABLE LAW

19. This Agreement shall be governed by and construed according to the laws of California.

BENEFIT

20. This Agreement is entered into by and between TMS and Group 1 for their sole and mutual benefit. Neither this Agreement nor any specific provision contained in it is intended or shall be construed to be for the benefit of any third party.

NOTICE TO THE PARTIES

21. Any notices permitted or required under the terms of this Agreement shall be directed to the following respective addresses of the parties, or if either of the parties shall have specified another address by notice in writing to the other party, then to the address last specified:

                 TOYOTA MOTOR SALES, U.S.A., INC.
                 19001 South Western Avenue
                 Torrance, California  90509





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                 GROUP 1 AUTOMOTIVE, INC.
                 950 Echo Lane
                 Houston, TX  77024


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              GROUP 1 AUTOMOTIVE INC.



                                              BY:
                                                 ------------------------------
                                              ITS:
                                                 ------------------------------



                                              TOYOTA MOTOR SALES, U.S.A., INC.


                                              BY:
                                                 ------------------------------
                                              ITS:
                                                 ------------------------------




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                                                                    ATTACHMENT I

                           INDEMNIFICATION AGREEMENT


INDEMNIFICATION AGREEMENT, made this _____ day of, ____________ 1997 between Group 1 Automotive, Inc., a Delaware corporation ("Group 1") the address of which is 950 Echo Lane, Suite 350, Houston, Texas 77024 and Toyota Motor Sales, U.S.A., Inc., a California corporation the address of which is 19001 S. Western Avenue, Torrance, CA 90509 ("TMS").

                                   WITNESSETH

         WHEREAS, Group 1 has been formed to own subsidiary corporations which will own and operate automobile dealerships; and

         WHEREAS, Group 1 intends to publicly offer and sell shares of stock ("Group 1 Stock") in a public offering pursuant to the Securities Act of 1933 (the "Act");

         WHEREAS, TMS has consented to the offer and sale of such Group 1 Stock to the public; and

         WHEREAS, in recognition of TMS' demand for complete protection against liability and threats of legal action and in order to obtain TMS' consent to the offer and sale of such shares, Group 1 wishes to provide in this Agreement for the indemnification of TMS as set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1.      INDEMNITY OF TMS

         Group 1 hereby agrees to indemnify and hold harmless TMS and its affiliates from and against any and all losses, liabilities, judgments, amounts paid in settlement, claims, damages and expenses whatsoever (collectively a "Claim"), including, but not limited to, any and all expenses whatsoever incurred investigating, preparing or defending against any litigation, commenced or threatened, to which TMS may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the securities laws of any state (the "Blue Sky Laws"), any other statute or at common law or otherwise under the laws of any foreign country, arising in connection with the sale of the Group 1 stock. In addition, Group 1 hereby agrees to indemnify and hold harmless TMS from any and all claims of the shareholders of Group 1 with respect to the sale of the Group 1 Stock. If it is ultimately determined, based upon a final decision of a court, arbitrator or other authorized panel or a settlement entered into by the parties to the dispute and consented to by TMS that TMS was liable for such Claim in whole or in part, the indemnification set forth herein shall be of no force or effect, and TMS shall immediately reimburse Group 1 for any expenses advanced by Group 1 pursuant to this Agreement. Group 1 shall reimburse TMS for expenses incurred by TMS which are covered by the indemnification provisions of this Agreement within





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thirty (30) days after receipt by Group 1 of the written request for reimbursement (which shall include detailed information with respect to such expenses) by TMS.

         2.      NOTIFICATION AND DEFENSE OF CLAIM

                 (a) If any litigation is commenced against TMS in respect of which indemnity may be sought pursuant to this Agreement, TMS shall promptly notify Group 1 in writing of the commencement of any such litigation.

                 (b) If any litigation referred to in paragraph (a) above is brought against TMS and it gives notice to Group 1 of the commencement of such litigation, Group 1 will be entitled to participate in such litigation, and, to the extent that it wishes (unless (i) Group 1 is also a party to such proceeding and TMS determines in good faith that joint representation would be inappropriate, or (ii) Group 1 fails to provide reasonable assurance to TMS of its financial capacity to defend such proceeding and provide indemnification with respect to such litigation), to assume the defense of such litigation with counsel reasonably satisfactory to TMS and, after notice from Group 1 to TMS of its election to assume the defense of such litigation, Group 1 will not, as long as it diligently conducts such defense, be liable to TMS under this Agreement for any fees of other counsel or any expenses with respect to the defense of such litigation, in each case subsequently incurred by TMS in connection with the defense of such litigation.

                 (c) Group 1 agrees promptly to notify TMS of the commencement of any litigation against Group 1 in connection with the issue and sale of the Group 1 Stock. Group 1 and TMS agree to cooperate with each other in the defense of any litigation.

                 (d) TMS shall not, except with Group 1 prior written consent, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to TMS of a release from all liability in respect to such litigation.

         3.      ENFORCEMENT

                 (a) Group 1 expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it in order to induce TMS to consent to the offer and sale of the Group 1 Stock and acknowledges that TMS is relying upon this Agreement to grant such consent.

                 (b) In the event TMS is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Group 1 shall reimburse TMS for all of TMS' reasonable fees and expenses in bringing and pursuing such action.





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         4.      SUBROGATION

                 (a) In the event of payment under this Agreement, Group 1 shall be subrogated to the extent of such payment to all of the rights of recovery of TMS, which shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such document necessary to enable Group 1 effectively to bring suit to enforce such rights.

                 (b) Group 1 shall not be liable under this Agreement to make any payment in connection with any claim or litigation made against TMS to the extent TMS has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

         5.      MISCELLANEOUS

                 (a) This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without giving effect to the conflict of law rules.

                 (b) This Agreement shall be binding upon and inure to the benefit of Group 1, TMS and their respective legal representatives, successors and assigns.

                 (c) No amendment, modification or termination of this Agreement shall be effective unless in writing and signed by both parties hereto.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                              TOYOTA MOTOR SALES, U.S.A., INC.


                                              By:
                                                 ------------------------------


                                              GROUP 1 AUTOMOTIVE, INC.


                                              By:
                                                 ------------------------------
                                                 B.B. Hollingsworth, Jr.
                                                 President





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